Exhibit 24.4
POWER OF ATTORNEY
     THE UNDERSIGNED director of TSB Financial Corporation (the “Company”) hereby appoints John B. Stedman, Jr. and Jan H. Hollar, and each of them singly, as the undersigned’s lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-8 pursuant to the Securities Act of 1933, as amended (the “Act”), or other appropriate forms under the Act or applicable state securities laws, for the purpose of registering shares of common stock of the Company to be issued in connection with The Scottish Bank 1999 Employee Stock Option Plan, The Scottish Bank 1999 Stock Option Plan for Directors and The Scottish Bank 2001 Employee Stock Purchase Plan, and any and all amendments, including post-effective amendments, and exhibits to such registration statements, and any and all applications or other documents to be filed with the Commission or any state securities regulatory authority or otherwise pertaining to such registration statements or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such person may be necessary or appropriate to effect the registration under the Act of such shares.
     EXECUTED on the 29th day of August, 2006.

/s/Amy Rice Blumenthal

Name: Amy Rice Blumenthal